[GRANT THORNTON LLP LETTERHEAD]




August 12, 1999


Securities and Exchange Commission
Washington, D.C. 20549

     Re:  United Vanguard Homes, Inc.
          File No. 0-5097


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of United Vanguard Homes, Inc. dated August 12, 1999 and agree with the statements contained therein, except for the information contained in the second sentence of the first paragraph for which we have no basis for agreeing or disagreeing.



Very truly yours,


/S/ GRANT THORNTON LLP
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GRANT THORNTON LLP